Pricing Supplement dated December 27, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                               $30,181,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to forty-eight
                              (48) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 December 27, 2007

Issuance Date:                December 31, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

       Valuation Date:        March 27, 2008

       Maturity Date:         March 31, 2008

       Coupon Payment         The coupon will be paid on the 31st day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

       Valuation Date:        June 26, 2008

       Maturity Date:         June 30, 2008

       Coupon Payment         The coupon will be paid on the 30th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

       Valuation Date:        December 29, 2008

       Maturity Date:         December 31, 2008

       Coupon Payment         The coupon will be paid on the 31st day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Reference Stock:

 No.   Principal   Reference Stock                      Ticker  Coupon    Strike   Barrier   Term       Monitoring Method    CUSIP
 ---   ---------   ---------------                      ------  ------    ------   -------   ----       -----------------    -----
       Amount                                                    Rate     Price     Price
       ------                                                    ----     -----     -----
489      $150,000  Ambac Financial Group, Inc.           ABK    24.45%  $  29.14  $  18.94  3 month   Close of Trading Day 78008EH83

490    $1,305,000  American International Group, Inc.    AIG    15.20%  $  58.01  $  40.61  3 month   Close of Trading Day 78008EH91

491       $66,000  The Bear Stearns Companies Inc.       BSC    17.60%  $  87.71  $  61.40  3 month   Close of Trading Day 78008EJ24

492      $205,000  MBIA Inc.                             MBI    24.65%  $  22.27  $  14.48  3 month   Close of Trading Day 78008EJ32

493      $110,000  Washington Mutual, Inc.               WM     24.40%  $  13.54  $   8.80  3 month   Close of Trading Day 78008EJ40

494      $809,000  American International Group, Inc.    AIG    18.05%  $  58.01  $  43.51  3 month   Close of Trading Day 78008EJ57

495       $55,000  Sovereign Bancorp, Inc.               SOV    29.45%  $  11.53  $   8.65  3 month   Close of Trading Day 78008EJ65

496    $1,660,000  Federal National Mortgage Association FNM    37.90%  $  39.61  $  29.71  3 month   Close of Trading Day 78008EJ73

497    $1,009,000  Garmin Ltd.                           GRMN   30.90%  $ 100.82  $  75.62  3 month   Close of Trading Day 78008EJ81

498      $370,000  Barrick Gold Corporation              ABX    14.60%  $  40.28  $  32.22  3 month   Close of Trading Day 78008EJ99

499      $115,000  Baker Hughes Incorporated             BHI    14.75%  $  82.25  $  69.91  3 month   Close of Trading Day 78008EK22

500       $25,000  Apple Inc.                            AAPL   10.75%  $ 198.57  $ 139.00  3 month   Close of Trading Day 78008EK30

501      $543,000  Elan Corporation plc                  ELN    19.00%  $  22.13  $  15.49  3 month   Close of Trading Day 78008EK48

502    $2,188,000  General Motors Corporation            GM     16.25%  $  26.06  $  15.64  3 month   Close of Trading Day 78008EK55

503      $281,000  Titanium Metals Corporation           TIE    11.00%  $  26.87  $  18.81  3 month   Close of Trading Day 78008EK63

504       $55,000  Yahoo! Inc.                           YHOO   15.50%  $  23.71  $  18.97  3 month   Close of Trading Day 78008EK71

505       $13,000  Deckers Outdoor Corporation           DECK   21.40%  $ 163.00  $ 114.10  3 month   Close of Trading Day 78008EK89

506      $667,000  First Solar, Inc.                     FSLR   31.10%  $ 275.50  $ 192.85  3 month   Close of Trading Day 78008EK97

507       $73,000  Priceline.com Incorporated            PCLN   19.80%  $ 116.62  $  81.63  3 month   Close of Trading Day 78008EL21

508      $991,000  ABB Limited                           ABB    10.00%  $  28.80  $  23.04  3 month   Close of Trading Day 78008EL39

509      $339,000  Bucyrus International, Inc.           BUCY   22.90%  $  99.79  $  74.84  3 month   Close of Trading Day 78008EL47

510    $2,409,000  Freeport-McMoRan Copper & Gold, Inc   FCX    20.75%  $ 103.91  $  72.74  3 month   Close of Trading Day 78008EL54

511      $343,000  J.C. Penney Company, Inc.             JCP    17.20%  $  43.26  $  32.45  3 month   Close of Trading Day 78008EL62

512    $2,469,000  Marathon Oil Corporation              MRO    22.50%  $  61.94  $  46.46  3 month   Close of Trading Day 78008EL70

513    $1,052,000  Federal National Mortgage Association FNM    11.40%  $  39.61  $  21.79  3 month   Close of Trading Day 78008EL88

514      $157,000  Intuitive Surgical, Inc.              ISRG   20.50%  $ 329.56  $ 230.69  3 month   Close of Trading Day 78008EL96

515        $8,000  NVIDIA Corporation                    NVDA   14.20%  $  35.14  $  24.60  3 month   Close of Trading Day 78008EM20

516    $1,879,000  Research In Motion Limited            RIMM   33.75%  $ 117.36  $  82.15  3 month   Close of Trading Day 78008EM38

517       $63,000  Belden Inc.                           BDC    13.65%  $  45.95  $  32.17  6 month   Close of Trading Day 78008EM46

518       $60,000  BE Aerospace, Inc.                    BEAV   14.60%  $  52.98  $  37.09  6 month   Close of Trading Day 78008EM53

519      $307,000  Chicago Bridge & Iron Company N.V.    CBI    15.30%  $  61.93  $  43.35  6 month   Close of Trading Day 78008EM61

520      $152,000  KBR, Inc.                             KBR    17.25%  $  39.74  $  27.82  6 month   Close of Trading Day 78008EM79

521      $279,000  National-Oilwell Varco Inc.           NOV    17.80%  $  73.75  $  51.63  6 month   Close of Trading Day 78008EM87

522      $150,000  Quanta Services, Inc.                 PWR    13.45%  $  26.19  $  18.33  6 month   Close of Trading Day 78008EM95

523      $765,000  The Shaw Group Inc.                   SGR    23.20%  $  59.77  $  41.84  6 month   Close of Trading Day 78008EN29

524      $368,000  Titanium Metals Corporation           TIE    15.10%  $  26.87  $  17.47  6 month   Close of Trading Day 78008EN37

525       $65,000  American Express Company              AXP    12.00%  $  51.10  $  40.88  6 month   Close of Trading Day 78008EN45

527       $60,000  Apple Inc.                            AAPL   15.75%  $ 198.57  $ 139.00  6 month   Close of Trading Day 78008EN60

528      $326,000  Elan Corporation plc                  ELN    22.00%  $  22.13  $  15.49  6 month   Close of Trading Day 78008EN78

529      $442,000  Corning Incorporated                  GLW    10.00%  $  23.93  $  16.75  6 month   Close of Trading Day 78008EN86

530      $783,000  General Motors Corporation            GM     17.50%  $  26.06  $  15.64  6 month   Close of Trading Day 78008EN94

531      $130,000  QUALCOMM Inc.                         QCOM   14.10%  $  39.68  $  31.74  6 month   Close of Trading Day 78008EP27

532      $307,000  Titanium Metals Corporation           TIE    17.50%  $  26.87  $  18.81  6 month   Close of Trading Day 78008EP35

534       $34,000  Starbucks Corporation                 SBUX   11.50%  $  20.46  $  16.37  6 month   Close of Trading Day 78008EP50

535      $305,000  Moody's Corporation                   MCO    15.25%  $  36.09  $  28.87  12 month  Close of Trading Day 78008EP68

536    $1,741,000  Citigroup Inc.                        C      10.00%  $  29.56  $  17.74  12 month  Close of Trading Day 78008EP76

                                      P-2

537    $3,119,000  Federal National Mortgage Association FNM    17.25%  $  39.61  $  23.77  12 month  Close of Trading Day 78008EP84

538    $1,379,000  General Motors Corporation            GM     16.25%  $  26.06  $  15.64  12 month  Close of Trading Day 78008EP92

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
       RevCon 489                         100%                         1.250%                       98.750%
                                        $150,000                     $1,875.00                    $148,125.00

       RevCon 490                         100%                         1.625%                       98.375%
                                       $1,305,000                    $21,206.25                  $1,283,793.75

       RevCon 491                         100%                         1.625%                       98.375%
                                        $66,000                      $1,072.50                    $64,927.50

       RevCon 492                         100%                         1.500%                       98.500%
                                        $205,000                     $3,075.00                    $201,925.00

       RevCon 493                         100%                         1.500%                       98.500%
                                        $110,000                     $1,650.00                    $108,350.00

       RevCon 494                         100%                         1.625%                       98.375%
                                        $809,000                     $13,146.25                   $795,853.75

       RevCon 495                         100%                         1.500%                       98.500%
                                        $55,000                       $825.00                     $54,175.00

       RevCon 496                         100%                         1.500%                       98.500%
                                       $1,660,000                    $24,900.00                  $1,635,100.00

       RevCon 497                         100%                         1.625%                       98.375%
                                       $1,009,000                    $16,396.25                   $992,603.75

       RevCon 498                         100%                         1.250%                       98.750%
                                        $370,000                     $4,625.00                    $365,375.00

       RevCon 499                         100%                         1.250%                       98.750%
                                        $115,000                     $1,437.50                    $113,562.50

       RevCon 500                         100%                         1.500%                       98.500%
                                        $25,000                       $375.00                      $24,625.00

       RevCon 501                         100%                         1.500%                       98.500%
                                        $543,000                     $8,145.00                    $534,855.00

       RevCon 502                         100%                         1.500%                       98.500%
                                       $2,188,000                    $32,820.00                  $2,155,180.00

       RevCon 503                         100%                         1.500%                       98.500%
                                        $281,000                     $4,215.00                    $276,785.00


                                      P-4

       RevCon 504                         100%                         1.250%                       98.750%
                                        $55,000                       $687.50                      $54,312.50

       RevCon 505                         100%                         1.250%                       98.750%
                                        $13,000                       $162.50                      $12,837.50

       RevCon 506                         100%                         1.500%                       98.500%
                                        $667,000                     $10,005.00                   $656,995.00

       RevCon 507                         100%                         1.500%                       98.500%
                                        $73,000                      $1,095.00                     $71,905.00

       RevCon 508                         100%                         1.625%                       98.375%
                                        $991,000                     $16,103.75                   $974,896.25

       RevCon 509                         100%                         1.500%                       98.500%
                                        $339,000                     $5,085.00                    $333,915.00

       RevCon 510                         100%                         1.500%                       98.500%
                                       $2,409,000                    $36,135.00                  $2,372,865.00

       RevCon 511                         100%                         1.500%                       98.500%
                                        $343,000                     $5,145.00                    $337,855.00

       RevCon 512                         100%                         1.500%                       98.500%
                                       $2,469,000                    $37,035.00                  $2,431,965.00

       RevCon 513                         100%                         1.250%                       98.750%
                                       $1,052,000                    $13,150.00                  $1,038,850.00

       RevCon 514                         100%                         1.500%                       98.500%
                                        $157,000                     $2,355.00                    $154,645.00

       RevCon 515                         100%                         1.250%                       98.750%
                                         $8,000                       $100.00                      $7,900.00

       RevCon 516                         100%                         1.500%                       98.500%
                                       $1,879,000                    $28,185.00                  $1,850,815.00

       RevCon 517                         100%                         1.750%                       98.250%
                                        $63,000                      $1,102.50                     $61,897.50

       RevCon 518                         100%                         1.750%                       98.250%
                                        $60,000                      $1,050.00                     $58,950.00

       RevCon 519                         100%                         1.750%                       98.250%
                                        $307,000                     $5,372.50                    $301,627.50

       RevCon 520                         100%                         1.750%                       98.250%
                                        $152,000                     $2,660.00                    $149,340.00

       RevCon 521                         100%                         1.750%                       98.250%
                                        $279,000                     $4,882.50                    $274,117.50

       RevCon 522                         100%                         1.750%                       98.250%
                                        $150,000                     $2,625.00                    $147,375.00


                                      P-5

       RevCon 523                         100%                         1.750%                       98.250%
                                        $765,000                     $13,387.50                   $751,612.50

       RevCon 524                         100%                         1.750%                       98.250%
                                        $368,000                     $6,440.00                    $361,560.00

       RevCon 525                         100%                         1.500%                       98.500%
                                        $65,000                       $975.00                      $64,025.00

       RevCon 527                         100%                         1.750%                       98.250%
                                        $60,000                      $1,050.00                     $58,950.00

       RevCon 528                         100%                         1.750%                       98.250%
                                        $326,000                     $5,705.00                    $320,295.00

       RevCon 529                         100%                         1.750%                       98.250%
                                        $442,000                     $7,735.00                    $434,265.00

       RevCon 530                         100%                         1.750%                       98.250%
                                        $783,000                     $13,702.50                   $769,297.50

       RevCon 531                         100%                         1.500%                       98.500%
                                        $130,000                     $1,950.00                    $128,050.00

       RevCon 532                         100%                         1.875%                       98.125%
                                        $307,000                     $5,756.25                    $301,243.75

       RevCon 534                         100%                         1.500%                       98.500%
                                        $34,000                       $510.00                      $33,490.00

       RevCon 535                         100%                         2.000%                       98.000%
                                        $305,000                     $6,100.00                    $298,900.00

       RevCon 536                         100%                         2.625%                       97.375%
                                       $1,741,000                    $45,701.25                  $1,695,298.75

       RevCon 537                         100%                         2.500%                       97.500%
                                       $3,119,000                    $77,975.00                  $3,041,025.00

       RevCon 538                         100%                         2.500%                       97.500%
                                       $1,379,000                    $34,475.00                  $1,344,525.00

                         RBC Capital Markets Corporation
                                December 27, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as        Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of          Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the      Percentage of
              of                     Percentage of          Percentage of          Reference        Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (ABK): 4.18% of each stated interest payment (24.45% in total) will be treated as an interest payment and 20.27% of each stated interest payment (24.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): 4.18% of each stated interest payment (15.20% in total) will be treated as an interest payment and 11.02% of each stated interest payment (15.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSC): 4.18% of each stated interest payment (17.60% in total) will be treated as an interest payment and 13.42% of each stated interest payment (17.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MBI): 4.18% of each stated interest payment (24.65% in total) will be treated as an interest payment and 20.47% of each stated interest payment (24.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): 4.18% of each stated interest payment (24.40% in total) will be treated as an interest payment and 20.22% of each stated interest payment (24.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): 4.18% of each stated interest payment (18.05% in total) will be treated as an interest payment and 13.87% of each stated interest payment (18.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SOV): 4.18% of each stated interest payment (29.45% in total) will be treated as an interest payment and 25.27% of each stated interest payment (29.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): 4.18% of each stated interest payment (37.90% in total) will be treated as an interest payment and 33.72% of each stated interest payment (37.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): 4.18% of each stated interest payment (30.90% in total) will be treated as an interest payment and 26.72% of each stated interest payment (30.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ABX): 4.18% of each stated interest payment (14.60% in total) will be treated as an interest payment and 10.42% of each stated interest payment (14.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BHI): 4.18% of each stated interest payment (14.75% in total) will be treated as an interest payment and 10.57% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 4.18% of each stated interest payment (10.75% in total) will be treated as an interest payment and 6.57% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.18% of each stated interest payment (19.00% in total) will be treated as an interest payment and 14.82% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.18% of each stated interest payment (16.25% in total) will be treated as an interest payment and 12.07% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 4.18% of each stated interest payment (11.00% in total) will be treated as an interest payment and 6.82% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (YHOO): 4.18% of each stated interest payment (15.50% in total) will be treated as an interest payment and 11.32% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DECK): 4.18% of each stated interest payment (21.40% in total) will be treated as an interest payment and 17.22% of each stated interest payment (21.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): 4.18% of each stated interest payment (31.10% in total) will be treated as an interest payment and 26.92% of each stated interest payment (31.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PCLN): 4.18% of each stated interest payment (19.80% in total) will be treated as an interest payment and 15.62% of each stated interest payment (19.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ABB): 4.18% of each stated interest payment (10.00% in total) will be treated as an interest payment and 5.82% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUCY): 4.18% of each stated interest payment (22.90% in total) will be treated as an interest payment and 18.72% of each stated interest payment (22.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): 4.18% of each stated interest payment (20.75% in total) will be treated as an interest payment and 16.57% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JCP): 4.18% of each stated interest payment (17.20% in total) will be treated as an interest payment and 13.02% of each stated interest payment (17.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MRO): 4.18% of each stated interest payment (22.50% in total) will be treated as an interest payment and 18.32% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): 4.18% of each stated interest payment (11.40% in total) will be treated as an interest payment and 7.22% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ISRG): 4.18% of each stated interest payment (20.50% in total) will be treated as an interest payment and 16.32% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NVDA): 4.18% of each stated interest payment (14.20% in total) will be treated as an interest payment and 10.02% of each stated interest payment (14.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM): 4.18% of each stated interest payment (33.75% in total) will be treated as an interest payment and 29.57% of each stated interest payment (33.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BDC): 4.18% of each stated interest payment (13.65% in total) will be treated as an interest payment and 9.47% of each stated interest payment (13.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BEAV): 4.18% of each stated interest payment (14.60% in total) will be treated as an interest payment and 10.42% of each stated interest payment (14.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CBI): 4.18% of each stated interest payment (15.30% in total) will be treated as an interest payment and 11.12% of each stated interest payment (15.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KBR): 4.18% of each stated interest payment (17.25% in total) will be treated as an interest payment and 13.07% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NOV): 4.18% of each stated interest payment (17.80% in total) will be treated as an interest payment and 13.62% of each stated interest payment (17.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PWR): 4.18% of each stated interest payment (13.45% in total) will be treated as an interest payment and 9.27% of each stated interest payment (13.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SGR): 4.18% of each stated interest payment (23.20% in total) will be treated as an interest payment and 19.02% of each stated interest payment (23.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 4.18% of each stated interest payment (15.10% in total) will be treated as an interest payment and 10.92% of each stated interest payment (15.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AXP): 4.18% of each stated interest payment (12.00% in total) will be treated as an interest payment and 7.82% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 4.18% of each stated interest payment (15.75% in total) will be treated as an interest payment and 11.57% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 4.18% of each stated interest payment (22.00% in total) will be treated as an interest payment and 17.82% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GLW): 4.18% of each stated interest payment (10.00% in total) will be treated as an interest payment and 5.82% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.18% of each stated interest payment (17.50% in total) will be treated as an interest payment and 13.32% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (QCOM): 4.18% of each stated interest payment (14.10% in total) will be treated as an interest payment and 9.92% of each stated interest payment (14.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 4.18% of each stated interest payment (17.50% in total) will be treated as an interest payment and 13.32% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SBUX): 4.18% of each stated interest payment (11.50% in total) will be treated as an interest payment and 7.32% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MCO): 4.24% of each stated interest payment (15.25% in total) will be treated as an interest payment and 11.01% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): 4.24% of each stated interest payment (10.00% in total) will be treated as an interest payment and 5.76% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): 4.24% of each stated interest payment (17.25% in total) will be treated as an interest payment and 13.01% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 4.24% of each stated interest payment (16.25% in total) will be treated as an interest payment and 12.01% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Ambac Financial Group, Inc. (Ambac) is a holding company whose subsidiaries provide financial guarantee products and other financial services to clients in both the public and private sectors around the world. The Company and its subsidiaries operate in two segments: financial guarantee and financial services. Ambac provides financial guarantees for public finance and structured finance obligations through its principal operating subsidiary, Ambac Assurance Corporation. Through its financial services subsidiaries, the Company provides financial and investment products, including investment agreements, funding conduits, interest rate, currency and total return swaps, principally to its clients of the financial guarantee business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10777.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's reportable segments by product or service line are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. AIG provides its products and services in more than 130 countries and jurisdictions. In 2006, AIG acquired Travel Guard International, a provider of travel insurance programs and emergency travel assistance. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o The Bear Stearns Companies Inc. is primarily a holding company that through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (Bear Stearns), Bear, Stearns Securities Corp. (BSSC), Bear, Stearns International Limited (BSIL) and Bear Stearns Bank plc (BSB) is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company operates as a securities broker and dealer in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. In February 2007, the Company completed the acquisition of the subprime mortgage banking platform of ECC Capital Corporation's subsidiary, Encore Credit Corp. Encore Credit will retain its brand name and operate as a separate division of the Company's mortgage bank subsidiary, Bear Stearns Residential Mortgage Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08989.

     o MBIA Inc. (MBIA) is engaged in providing financial guarantee insurance, investment management services, and municipal and other services to public finance and structured finance clients on a global basis. The Company conducts its financial guarantee business through its wholly owned subsidiary, MBIA Insurance Corporation (MBIA Corp.) and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC (MBIA Asset Management). MBIA manages its activities primarily through two principal business operations: insurance and investment management services. In February 2007, MBIA Corp. formed a new subsidiary, MBIA Mexico, S.A. de C.V. (MBIA Mexico). During the year ended December 31, 2006, MBIA discontinued its municipal services operations. These operations included MBIA MuniServices Company (MuniServices). On December 5, 2006, the Company completed the sale of MBIA MuniServices Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09583.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Sovereign Bancorp, Inc. (Sovereign) serves as the holding company for Sovereign Bank. The Company is a financial institution with more than 800 community-banking offices, over 2,000 automated teller machines
          (ATMs) and about 12,500 team members with principal markets in the northeastern United States. Sovereign's business consists of attracting deposits from its network of community banking offices and originating small business and middle market commercial loans, multi-family loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. As of December 31, 2006, Sovereign's reportable segments included Mid-Atlantic Banking Division, the New England Banking Division, the Metro New York Banking Division, Shared Services Consumer, Shared Services Commercial and Other. In June 2006, Grupo Santander acquired of 19.8% of the Company. In June 2006, Sovereign acquired Independence Community Bank Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16581.

     o Federal National Mortgage Association, operating as Fannie Mae, is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company's business includes three integrated business segments:
          Single-Family Credit Guaranty (Single-Family), Housing and Community Development (HCD), and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. It designs, develops, manufactures and markets a family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. It operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, it acquired Dynastream Innovations Inc. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, it acquired GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH. In November 2007, it acquired Synergy S.p.A., a distributor of Garmin's consumer products in Italy. The acquired company will be renamed Garmin Italia S.p.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o Barrick Gold Corporation (Barrick) is gold mining company. It generates revenue and cash flow from the production and sale of gold and copper. The Company sells its production in the world market through three primary distribution channels: gold bullion is sold in the gold spot market; gold and copper concentrate is sold to independent smelting companies, and gold bullion and copper cathode is sold under gold and copper cathode sales contracts between the Company and various third parties. The Company has four regional business units (RBU): North America, South America, Australia Pacific and Africa. In January 2006, the Company completed the acquisition of Placer Dome Inc. (Placer Dome). During the year ended December 31, 2006, the Company completed the acquisition of a 50% interest in Atacama Copper Pty Ltd. (Atacama), which has a 75% interest in the Reko Diq project in Pakistan and associated mineral interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09059.

     o Baker Hughes Incorporated (Baker Hughes) is engaged in the oilfield services industry. The Company is a supplier of products and technology services and systems to the worldwide oil and natural gas industry, including products and services for drilling, formation evaluation, completion and production of oil and natural gas wells.

          Baker Hughes operates in three segments: Drilling and Evaluation, Completion and Production, and WesternGeco. The WesternGeco segment consisted of the Company's 30% interest in WesternGeco, a seismic venture with Schlumberger Limited. On April 28, 2006, Baker Hughes sold its 30% interest in WesternGeco to Schlumberger. The Drilling and Evaluation segment consists of the Baker Hughes Drilling Fluids, Hughes Christensen, INTEQ and Baker Atlas. The Completion and Production segment consists of the Baker Oil Tools, Baker Petrolite and Centrilift divisions and the ProductionQuest business unit. In January 2006, Baker Hughes acquired Nova Technology Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09397.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Yahoo! Inc. (Yahoo!) is a global Internet brand. To its global users, it provides owned and operated online properties and services. To its advertisers, it provides tools and marketing solutions. Many of Yahoo!'s services are free to its users. It generates revenue by providing marketing services to businesses across the majority of its properties and by establishing paying relationships with users of its premium offerings. Its offerings to users and businesses fall into five categories: Search; Marketplace; Information and Entertainment; Communications, Communities and Front Doors, and Connected Life. The majority of its offerings are available globally in more than 20 languages. On June 12, 2006, it acquired an approximate 10% interest in Gmarket Inc. During the year ended December 31, 2006, Yahoo! acquired Jumpcut, providing an online service for creating, editing, and sharing videos. In July 2007, the Company acquired Right Media Inc., the creator of the Right Media Exchange.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28018.

     o Deckers Outdoor Corporation is a designer, producer and brand manager of footwear and the category creator in the sport sandal, luxury sheepskin and sustainable footwear segments. Deckers Outdoor Corporation markets its products under three brands: Teva, UGG and Simple. Teva is the Company's outdoor performance and lifestyle brand and consists of sport sandals, casual open-toe footwear, adventure travel shoes, outdoor cross training shoes, trail running shoes, amphibious footwear and other rugged outdoor footwear styles. UGG is the Company's luxury brand and the category creator for luxury sheepskin footwear. The Simple brand comprises sustainable footwear and accessories.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22446.

     o First Solar, Inc. (First Solar) designs and manufactures solar modules using a thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. In August 2006, First Solar completed its Ohio expansion, adding two 25 megawatt production lines to its existing 25 megawatt base plant. The Company describes its production capacity with a nameplate rating, which means minimum expected annual production. It assigns each production line a 25 megawatt nameplate rating. With the completion of its Ohio expansion, First Solar has an annual manufacturing capacity of 75 megawatt. The Company is also building a four line 100 megawatt plant in Germany. During the fiscal year ended December 30, 2006, First Solar entered into long-term solar module supply contracts with six European project developers and system integrators.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156.

     o priceline.com Incorporated is an online travel company that offers its customers a range of travel services, including airline tickets, hotel rooms, car rentals, vacation packages, cruises and destination services. The Company's Name Your Own Price service allows its customers to make offers for travel services at discounted prices. priceline.com also offers its customers the ability to purchase travel services in a more traditional, price-disclosed manner. In addition, the Company offers financial services through Priceline Mortgage Company LLC, doing business as pricelinemortgage.com, of which priceline.com owns 49% interest.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-25581.

     o ABB Ltd. is a Switzerland-based worldwide provider of power and automation technologies that enable utility and industry customers to improve performance while lowering environmental impact. ABB's core businesses comprises two divisions. The Power Technologies segment serves industrial and commercial customers, electric, gas and water utilities with a range of products, systems and services for power transmission, distribution and power plant automation. The Automation Technologies segment delivers automation systems for measurement, control, motion, protection and plant optimization across a range of industries. In September 2006, the Company's Chapter 11 plan of reorganization of its United States-based subsidiary, ABB Lummus Global Inc., became effective. In October 2007, the Company acquired the assets of PowerTran Company Ltd. In November 2007, the Company completed the sale of its downstream oil and gas business, Lummus Global, to Chicago Bridge & Iron Co.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16429.

     o Bucyrus International, Inc. designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, machines) used for surface mining, and provide the aftermarket replacement parts and service for these machines. The Company's equipment is primarily used by companies engaged in surface mining for a range of commodities. The design, engineering and manufacturing of most of its machines and manufactured aftermarket parts is done at its South Milwaukee, Wisconsin complex. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG. DBT GmbH is a designer, manufacturer and marketer of high technology system solutions for underground coal mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o Freeport-McMoran Copper & Gold Inc., through its majority-owned subsidiary, PT Freeport Indonesia, is engaged in copper, gold and silver mining and production operations. It owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. Its principal asset is the Grasberg minerals district. During the year ended December 31, 2006, PT Freeport Indonesia's share of proven and probable recoverable reserves totaled 38.8 billion pounds of copper and 41.1 million ounces of gold, all of which are located in Block A. In October 2007, it announced the sale of its international wire and cable business, operated in the name of Phelps Dodge International Corporation to General Cable Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. It operated 1,033 JCPenney department stores in 49 states and Puerto Rico as of February 3, 2007. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide the same mix of merchandise. It markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating. In April 2006, it announced a joint initiative with Sephora U.S.A., Inc. (Sephora), under which JCPenney has begun to sell beauty and fragrance products in its stores through Sephora inside JCPenney locations and through the Internet.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274.

     o Marathon Oil Corporation (Marathon) is engaged in exploration, production and marketing of crude oil and natural gas worldwide. The Company operates in three segments: Exploration and Production (E&P), which explores for, produces and markets crude oil and natural gas on a worldwide basis; Refining, Marketing and Transportation (RM&T), which refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States, and Integrated Gas (IG), which markets and transports products manufactured from natural gas, such as liquefied natural gas (LNG) and methanol, on a worldwide basis, and is developing other projects. During the year ended December 31, 2006, Marathon completed leasehold acquisitions totaling approximately 200,000 acres in the Bakken Shale oil play. In October 2007, Marathon completed the acquisition of Western Oil Sands Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05153.

     o Intuitive Surgical, Inc. (Intuitive Surgical) is engaged in the designing, manufacturing and marketing of the da Vinci Surgical Systems. The da Vinci Surgical Systems consist of a surgeon's console, a patient-side cart, a vision system and wristed instruments. The da Vinci Surgical System controls the endoscopic instruments, including rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, electrocautery, ultrasonic cutters and accessories during surgical procedures. In January 2006, the da Vinci S Surgical System was introduced. The da Vinci S Surgical System shares the same core technology as the standard da Vinci Surgical System. In addition, the da Vinci S Surgical System features a motorized patient cart for easy setup and docking. The da Vinci S Surgical System has a feature called TilePro, which is designed to allow surgeons to import and view video images without leaving the surgeon's console.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30713.

     o NVIDIA Corporation (NVIDIA) is engaged in the provision of programmable graphics processor technologies. The Company has four product-line operating segments: graphics processing units (GPUs), media and communications processors (MCPs), Handheld GPU Business, and Consumer Electronics Business. Its GPU Business is composed of products that support desktop personal computers (PCs), notebook PCs, professional workstations and other GPU-based products; Its MCP Business is composed of NVIDIA nForce products that operate as a single-chip or chipset that provide system functions; its Handheld GPU Business is composed of products that support handheld personal digital assistants (PDAs), cellular phones and other handheld devices, and its Consumer Electronics Business is concentrated in products that support video game consoles and other digital consumer electronics devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23985.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for access to time-sensitive information, including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third-party developers and manufacturers to enhance their products and services with wireless connectivity to data. The Company's primary revenue stream is generated by the BlackBerry wireless solution. The BlackBerry wireless solution consists of wireless devices, software and services. It can provide users with a wireless extension of their work and personal email accounts, including Microsoft Outlook, IBM Lotus Notes, Novell GroupWise and many Internet service provider (ISP) email services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o Belden Inc., formerly Belden CDT Inc. designs, manufactures and markets high-speed electronic cables, connectivity products and related items for the specialty electronics and data networking markets. It focuses on segments of the worldwide cable and connectivity market that require high-performance products. It has manufacturing facilities in North America and Europe. It has four segments. The Belden Americas, the Specialty Products and the Europe segments design, manufacture and market metallic cable, fiber optic cable, connectivity products, and certain other non-cable products with communications/networking, video/sound/security, and transportation/defense applications. The Asia Pacific segment markets these same products, but has no design or manufacturing capabilities. In March 2007, it completed the acquisition of Hirschmann Automation and Control GmbH. In April 2007, it has completed the acquisition of the assets of Lumberg Automation Components, from The Lumberg Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12561.

     o BE Aerospace, Inc. is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. The Company sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. Its product categories include commercial aircraft seats, including a line of super first class, first class, business class, tourist class and regional aircraft seats; a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, high-end furniture and cabinetry, and a line of aerospace fasteners, consisting of over 175,000 stock keeping units. On September 1, 2006, the Company acquired New York Fasteners Corp. On July 26, 2006, it acquired Draeger Aerospace GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18348.

     o Chicago Bridge & Iron Company N.V. (CB&I) is an engineering, procurement and construction (EPC) company specializing in projects for customers that produce, process, store and distribute natural resources. CB&I is an integrated EPC service provider, offering a package of conceptual design, engineering, procurement, fabrication, field erection, mechanical installation and commissioning. Its projects include hydrocarbon processing plants, liquefied natural gas
          (LNG) terminals and peak shaving plants, offshore structures, pipelines, bulk liquid terminals, water storage and treatment facilities, and other steel structures and their associated systems. During 2006, the Company executed approximately 500 projects for customers in a variety of industries. In November 2007, the Company announced that it has completed the acquisition of the Lummus Global business from ABB Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12815.

     o KBR, Inc. (KBR) is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The Company operates in two segments:
          Energy and Chemicals (E&C) and Government and Infrastructure (G&I). The E&C segment designs and constructs energy and petrochemical projects, including large, technically complex projects in remote locations around the world. The G&I segment delivers on-demand support services across the full military mission cycle from contingency logistics and field support to operations and maintenance on military bases. KBR provides services to a diverse customer base, including international and national oil and gas companies, independent refiners, petrochemical producers, fertilizer producers, and domestic and foreign governments. In April 2007, Halliburton Company completed the separation of KBR. As a result, the two companies are separate and independent of each other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33146

     o National Oilwell Varco, Inc. (NOV) is a worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment designs, manufactures, sells and services complete systems for the drilling, completion and servicing of oil and gas wells. The Petroleum Services & Supplies segment provides a variety of consumable goods and services used to drill, complete, remediate and workover oil and gas wells, service pipelines, flowlines and other oilfield tubular goods. The Distribution Services segment provides maintenance, repair and operating supplies, and spare parts. In March 2006, NOV acquired Soil Recovery A/S. In November 2006, it acquired Rolligon Ltd. In December 2006, it acquired 87% of NQL Energy Services Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12317.

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2006, 67% was attributable to electric power and gas customers, 15% to telecommunications and cable television system operators and 18% to ancillary services, such as inside electrical wiring, intelligent traffic networks, cable and control systems for light rail lines, airports and highways, and specialty rock trenching, directional boring and road milling for industrial and commercial customers. Quanta's customers include Alabama Power Company, American Electric Power, Alltel Corporation, CenterPoint Energy, Inc., CenturyTel, Inc., Entergy Corporation, Ericsson and Verizon Communications Inc. In August 2007, the Company completed the acquisition of InfraSource Services, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831.

     o The Shaw Group Inc. (Shaw) is a provider of services to the energy, chemical, and environmental and infrastructure industries, including consulting, engineering, construction, remediation and facilities management services to governmental and commercial customers. It is also a vertically integrated provider of technology, engineering, procurement, construction, maintenance, pipe fabrication and consulting services to the energy and chemical industries. The Company operates through segments, which include Environmental and Infrastructure (E&I), Energy and Chemicals (E&C), Fabrication and Manufacturing (F&M), and Maintenance. In October 2006, the Company completed its acquisition of a 20% investment in Westinghouse Electric Company, the provider of power generating technology, equipment, licensing expertise, fuel and services for nuclear plants. In July 2007, the Company acquired Ezeflow (NJ) Inc. (TUBE-LINE), a manufacturer of pipe fittings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227.

     o American Express Company (American Express) is a global payments, network and travel company. The Company has four operating segments:
          Global Network & Merchant Services, U.S. Card Services, International Card & Global Commercial Services and Corporate & Other. The products and services of the Company include global card network services; charge card and credit cards for consumers and businesses; consumer and small business lending products; American Express travelers cheques and gift cards; merchant acquiring and transaction processing; business expense management products and services; consumer travel services, and business travel and travel management services, among others. On December 31, 2006, the Company acquired Harbor Payments, Inc. (Harbor), an Atlanta-based technology company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

     o QUALCOMM Incorporated, designs, manufactures and markets digital wireless telecommunications products and services based on its code division multiple access (CDMA) technology and other technologies. The Company operates through four segments: QUALCOMM CDMA Technologies
          (QCT); QUALCOMM Technology Licensing (QTL); QUALCOMM Wireless & Internet (QWI), and QUALCOMM Strategic Initiatives (QSI). QCT is a developer and supplier of integrated circuits and system software for wireless voice and data communications, multimedia functions and global positioning. QTL grants licenses to use portions of its intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of CDMA products. QWI generates revenue primarily through mobile communication products and services, software and software development. QSI makes investments to promote the worldwide adoption of CDMA products and services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19528.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Moody's Corporation (Moody's) is a provider of credit ratings, research and analysis covering fixed income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services, and quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Moody's operates in two segments: Moody's Investors Service and Moody's KMV. The Company's customers include a range of corporate and governmental issuers of securities, as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. In December 2006, the Company acquired Wall Street Analytics, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14037.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first three quarters of 2007 and the period from October 1, 2007 through December 27, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                           Ambac Financial Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                79.76                   68.86                    73.78
     4/1/2004             6/30/2004                75.93                   63.80                    73.44
     7/1/2004             9/30/2004                79.95                   69.21                    79.95
    10/1/2004            12/31/2004                84.73                   72.34                    82.13

     1/1/2005             3/31/2005                82.92                   74.30                    74.75
     4/1/2005             6/30/2005                78.83                   62.20                    69.76
     7/1/2005             9/30/2005                73.25                   65.98                    72.06
    10/1/2005            12/30/2005                79.20                   67.57                    77.06

     1/1/2006             3/31/2006                82.00                   73.74                    79.60
     4/1/2006             6/30/2006                85.00                   76.79                    81.10
     7/1/2006             9/29/2006                87.50                   80.64                    82.75
    10/1/2006            12/29/2006                90.75                   81.56                    89.07

     1/1/2007             3/31/2007                91.83                   83.48                    86.39
     4/1/2007             6/30/2007                96.10                   84.02                    87.19
     7/1/2007             9/30/2007                88.41                   53.10                    62.91
    10/1/2007            12/27/2007                73.20                   20.55                    29.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                75.66                   66.38                    71.35
     4/1/2004             6/30/2004                77.36                   68.73                    71.28
     7/1/2004             9/30/2004                73.00                   66.00                    67.99
    10/1/2004            12/31/2004                68.90                   54.28                    65.67

     1/1/2005             3/31/2005                73.46                   54.18                    55.41
     4/1/2005             6/30/2005                58.94                   49.91                    58.10
     7/1/2005             9/30/2005                63.73                   58.00                    61.96
    10/1/2005            12/30/2005                69.40                   60.93                    68.23

     1/1/2006             3/31/2006                71.09                   64.67                    66.09
     4/1/2006             6/30/2006                66.71                   58.54                    59.05
     7/1/2006             9/29/2006                66.80                   57.52                    66.26
    10/1/2006            12/29/2006                72.97                   65.84                    71.66

     1/1/2007             3/31/2007                72.45                   65.38                    67.22
     4/1/2007             6/30/2007                72.97                   66.15                    70.03
     7/1/2007             9/30/2007                70.69                   60.00                    67.65
    10/1/2007            12/27/2007                70.13                   50.86                    58.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Bear Sterns Cos.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                91.76                   78.80                    87.68
     4/1/2004             6/30/2004                89.33                   75.44                    84.31
     7/1/2004             9/30/2004                96.23                   81.11                    96.17
    10/1/2004            12/31/2004               109.85                   86.51                   102.31

     1/1/2005             3/31/2005               106.51                   96.54                    99.90
     4/1/2005             6/30/2005               105.31                   91.27                   103.94
     7/1/2005             9/30/2005               110.17                   98.50                   109.75
    10/1/2005            12/30/2005               119.40                   98.74                   115.53

     1/1/2006             3/31/2006               141.27                  110.39                   138.70
     4/1/2006             6/30/2006               147.77                  120.10                   140.08
     7/1/2006             9/29/2006               147.23                  127.10                   140.10
    10/1/2006            12/29/2006               166.20                  139.55                   162.78

     1/1/2007             3/31/2007               172.61                  138.57                   150.35
     4/1/2007             6/30/2007               159.36                  136.13                   140.00
     7/1/2007             9/30/2007               145.48                   99.75                   122.81
    10/1/2007            12/27/2007               133.20                   86.71                    87.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    MBIA Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                67.34                   58.90                    62.70
     4/1/2004             6/30/2004                64.90                   54.30                    57.12
     7/1/2004             9/30/2004                59.14                   52.55                    58.21
    10/1/2004            12/31/2004                65.21                   53.43                    63.28

     1/1/2005             3/31/2005                63.33                   52.10                    52.28
     4/1/2005             6/30/2005                61.35                   49.07                    59.31
     7/1/2005             9/30/2005                63.23                   54.75                    60.62
    10/1/2005            12/30/2005                64.00                   54.15                    60.16

     1/1/2006             3/31/2006                63.63                   56.86                    60.13
     4/1/2006             6/30/2006                60.87                   56.00                    58.55
     7/1/2006             9/29/2006                64.42                   56.30                    61.44
    10/1/2006            12/29/2006                73.49                   60.57                    73.06

     1/1/2007             3/31/2007                76.02                   63.19                    65.49
     4/1/2007             6/30/2007                72.38                   60.40                    62.22
     7/1/2007             9/30/2007                66.25                   48.95                    61.05
    10/1/2007            12/27/2007                68.98                   18.84                    22.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                45.47                   39.45                    42.71
     4/1/2004             6/30/2004                44.99                   36.80                    38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.50                   37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.70                    39.50
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.90                   39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.50

     1/1/2006             3/31/2006                45.60                   41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             9/30/2007                43.85                   31.27                    35.31
    10/1/2007            12/27/2007                36.47                   13.50                    13.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sovereign Bancorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                23.57                   19.38                    20.40
     4/1/2004             6/30/2004                21.15                   18.39                    21.05
     7/1/2004             9/30/2004                21.42                   19.38                    20.78
    10/1/2004            12/31/2004                21.62                   19.93                    21.48

     1/1/2005             3/31/2005                22.67                   20.68                    21.10
     4/1/2005             6/30/2005                21.64                   19.10                    21.28
     7/1/2005             9/30/2005                23.61                   20.53                    20.99
    10/1/2005            12/30/2005                22.86                   19.39                    20.59

     1/1/2006             3/31/2006                21.63                   19.47                    20.87
     4/1/2006             6/30/2006                21.90                   20.10                    20.31
     7/1/2006             9/29/2006                21.88                   19.90                    21.51
    10/1/2006            12/29/2006                26.60                   21.20                    25.39

     1/1/2007             3/31/2007                26.70                   23.64                    25.44
     4/1/2007             6/30/2007                25.40                   21.04                    21.14
     7/1/2007             9/30/2007                22.35                   16.52                    17.04
    10/1/2007            12/27/2007                17.89                    9.92                    11.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                80.82                   70.75                    74.35
     4/1/2004             6/30/2004                75.47                   65.89                    71.36
     7/1/2004             9/30/2004                77.80                   63.05                    63.40
    10/1/2004            12/31/2004                73.81                   62.95                    71.21

     1/1/2005             3/31/2005                71.70                   53.72                    54.45
     4/1/2005             6/30/2005                61.66                   49.75                    58.40
     7/1/2005             9/30/2005                60.21                   41.34                    44.82
    10/1/2005            12/30/2005                50.80                   41.41                    48.81

     1/1/2006             3/31/2006                58.60                   48.41                    51.40
     4/1/2006             6/30/2006                54.53                   46.17                    48.10
     7/1/2006             9/29/2006                56.31                   46.30                    55.91
    10/1/2006            12/29/2006                62.37                   54.40                    59.39

     1/1/2007             3/31/2007                60.44                   51.88                    54.58
     4/1/2007             6/30/2007                69.94                   53.30                    65.33
     7/1/2007             9/30/2007                70.57                   56.19                    60.81
    10/1/2007            12/27/2007                68.60                   26.38                    39.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                29.74                   19.86                    21.36
     4/1/2004             6/30/2004                22.00                   14.04                    18.53
     7/1/2004             9/30/2004                21.98                   15.76                    21.63
    10/1/2004            12/31/2004                31.04                   21.55                    30.42

     1/1/2005             3/31/2005                30.72                   21.77                    23.16
     4/1/2005             6/30/2005                23.64                   19.52                    21.38
     7/1/2005             9/30/2005                34.04                   21.46                    33.92
    10/1/2005            12/30/2005                35.34                   26.99                    33.18

     1/1/2006             3/31/2006                42.39                   29.75                    39.72
     4/1/2006             6/30/2006                54.75                   39.97                    52.72
     7/1/2006             9/29/2006                54.10                   41.20                    48.78
    10/1/2006            12/29/2006                56.89                   44.53                    55.66

     1/1/2007             3/31/2007                59.30                   48.46                    54.15
     4/1/2007             6/30/2007                75.66                   52.18                    73.97
     7/1/2007             9/30/2007               122.78                   73.58                   119.40
    10/1/2007            12/27/2007               125.68                   80.54                   100.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Barrick Gold Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                23.89                   19.00                    23.78
     4/1/2004             6/30/2004                24.16                   18.04                    19.75
     7/1/2004             9/30/2004                21.15                   18.14                    21.04
    10/1/2004            12/31/2004                25.52                   20.17                    24.22

     1/1/2005             3/31/2005                26.32                   21.27                    23.96
     4/1/2005             6/30/2005                25.90                   21.07                    25.03
     7/1/2005             9/30/2005                29.96                   23.35                    29.05
    10/1/2005            12/30/2005                29.12                   24.54                    27.87

     1/1/2006             3/31/2006                32.14                   25.10                    27.24
     4/1/2006             6/30/2006                36.03                   26.70                    29.60
     7/1/2006             9/29/2006                34.47                   27.61                    30.72
    10/1/2006            12/29/2006                31.64                   27.63                    30.70

     1/1/2007             3/31/2007                32.56                   26.94                    28.55
     4/1/2007             6/30/2007                31.48                   27.71                    29.07
     7/1/2007             9/30/2007                41.13                   28.89                    40.28
    10/1/2007            12/27/2007                47.72                   37.05                    40.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Baker Hughes Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                38.88                   31.56                    36.48
     4/1/2004             6/30/2004                38.87                   33.45                    37.65
     7/1/2004             9/30/2004                44.28                   37.12                    43.72
    10/1/2004            12/31/2004                45.30                   39.77                    42.67

     1/1/2005             3/31/2005                48.36                   40.73                    44.49
     4/1/2005             6/30/2005                52.10                   41.81                    51.16
     7/1/2005             9/30/2005                61.90                   50.80                    59.68
    10/1/2005            12/30/2005                63.13                   50.37                    60.78

     1/1/2006             3/31/2006                78.33                   60.60                    68.40
     4/1/2006             6/30/2006                89.30                   66.63                    81.85
     7/1/2006             9/29/2006                83.95                   61.08                    68.20
    10/1/2006            12/29/2006                78.85                   64.92                    74.66

     1/1/2007             3/31/2007                74.66                   62.26                    66.13
     4/1/2007             6/30/2007                89.95                   65.68                    84.13
     7/1/2007             9/30/2007                92.10                   73.65                    90.37
    10/1/2007            12/27/2007               100.29                   76.39                    82.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                14.07                   10.59                    13.52
     4/1/2004             6/30/2004                17.10                   12.75                    16.27
     7/1/2004             9/30/2004                19.64                   14.37                    19.38
    10/1/2004            12/31/2004                34.79                   18.83                    32.20

     1/1/2005             3/31/2005                45.44                   31.30                    41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.40                   57.67                    62.72
     4/1/2006             6/30/2006                73.80                   55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.16                   72.60                    84.84

     1/1/2007             3/31/2007                97.80                   81.90                    92.91
     4/1/2007             6/30/2007               127.61                   89.60                   122.04
     7/1/2007             9/30/2007               155.00                  111.62                   153.47
    10/1/2007            12/27/2007               202.96                  150.63                   198.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                21.02                    6.88                    20.62
     4/1/2004             6/30/2004                25.60                   19.10                    24.74
     7/1/2004             9/30/2004                25.90                   16.45                    23.40
    10/1/2004            12/31/2004                30.45                   20.52                    27.25

     1/1/2005             3/31/2005                29.93                    3.00                     3.24
     4/1/2005             6/30/2005                 8.42                    3.30                     6.82
     7/1/2005             9/30/2005                 9.49                    6.72                     8.86
    10/1/2005            12/30/2005                14.51                    7.62                    13.93

     1/1/2006             3/31/2006                16.83                   11.88                    14.44
     4/1/2006             6/30/2006                19.42                   14.06                    16.70
     7/1/2006             9/29/2006                16.85                   13.14                    15.60
    10/1/2006            12/29/2006                16.15                   13.80                    14.75

     1/1/2007             3/31/2007                15.10                   11.70                    13.29
     4/1/2007             6/30/2007                22.40                   13.31                    21.93
     7/1/2007             9/30/2007                23.11                   16.37                    21.04
    10/1/2007            12/27/2007                24.90                   20.90                    22.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                55.55                   44.72                    47.10
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.90                    40.06

     1/1/2005             3/31/2005                40.80                   27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34.00
     7/1/2005             9/30/2005                37.70                   30.21                    30.61
    10/1/2005            12/30/2005                31.50                   18.33                    19.42

     1/1/2006             3/31/2006                24.60                   18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19.00                    29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.80
     7/1/2007             9/30/2007                38.27                   29.10                    36.70
    10/1/2007            12/27/2007                43.20                   24.50                    26.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 2.59                    1.06                     2.49
     4/1/2004             6/30/2004                 2.70                    1.79                     2.31
     7/1/2004             9/30/2004                 3.11                    2.30                     2.93
    10/1/2004            12/31/2004                 3.33                    2.31                     3.02

     1/1/2005             3/31/2005                 5.06                    2.91                     4.50
     4/1/2005             6/30/2005                 7.19                    3.88                     7.10
     7/1/2005             9/30/2005                10.60                    6.16                     9.89
    10/1/2005            12/30/2005                19.86                    8.56                    15.82

     1/1/2006             3/31/2006                25.92                   15.96                    24.28
     4/1/2006             6/30/2006                47.63                   24.50                    34.38
     7/1/2006             9/29/2006                34.88                   22.77                    25.28
    10/1/2006            12/29/2006                33.92                   23.20                    29.51

     1/1/2007             3/31/2007                38.85                   27.74                    35.88
     4/1/2007             6/30/2007                39.80                   30.30                    31.90
     7/1/2007             9/30/2007                35.32                   25.75                    33.56
    10/1/2007            12/27/2007                36.50                   25.26                    26.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Yahoo! Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                25.21                   20.57                    24.24
     4/1/2004             6/30/2004                36.51                   23.95                    36.40
     7/1/2004             9/30/2004                35.34                   25.52                    33.91
    10/1/2004            12/31/2004                39.79                   33.60                    37.68

     1/1/2005             3/31/2005                38.90                   30.30                    33.90
     4/1/2005             6/30/2005                38.95                   32.29                    34.65
     7/1/2005             9/30/2005                38.02                   31.60                    33.84
    10/1/2005            12/30/2005                43.45                   32.77                    39.18

     1/1/2006             3/31/2006                43.66                   29.75                    32.26
     4/1/2006             6/30/2006                34.09                   28.60                    33.00
     7/1/2006             9/29/2006                33.74                   24.60                    25.28
    10/1/2006            12/29/2006                28.56                   22.65                    25.54

     1/1/2007             3/31/2007                32.84                   25.26                    31.29
     4/1/2007             6/30/2007                33.61                   26.61                    27.13
     7/1/2007             9/30/2007                27.80                   22.27                    26.84
    10/1/2007            12/27/2007                34.08                   22.80                    23.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Deckers Outdoor Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                27.85                   16.90                    25.95
     4/1/2004             6/30/2004                31.07                   22.27                    29.49
     7/1/2004             9/30/2004                35.00                   25.58                    34.00
    10/1/2004            12/31/2004                49.12                   31.65                    46.99

     1/1/2005             3/31/2005                47.25                   34.79                    35.74
     4/1/2005             6/30/2005                36.00                   20.83                    24.60
     7/1/2005             9/30/2005                29.99                   21.66                    24.06
    10/1/2005            12/30/2005                31.04                   16.92                    27.62

     1/1/2006             3/31/2006                41.10                   27.97                    40.54
     4/1/2006             6/30/2006                44.75                   33.74                    38.56
     7/1/2006             9/29/2006                48.39                   33.36                    47.32
    10/1/2006            12/29/2006                60.56                   45.98                    59.95

     1/1/2007             3/31/2007                73.65                   55.98                    71.02
     4/1/2007             6/30/2007               102.37                   68.26                   100.90
     7/1/2007             9/30/2007               113.50                   83.51                   109.80
    10/1/2007            12/27/2007               166.50                  105.752                  163


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                First Solar Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                30.00                   20.00                    29.84

     1/1/2007             3/31/2007                59.88                   27.54                    52.01
     4/1/2007             6/30/2007                91.10                   52.08                    89.29
     7/1/2007             9/30/2007               123.21                   74.77                   117.74
    10/1/2007            12/27/2007               283                     119.91                   275.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               priceline.com Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                27.58                   18.00                    26.96
     4/1/2004             6/30/2004                29.52                   22.27                    26.93
     7/1/2004             9/30/2004                26.95                   17.42                    22.17
    10/1/2004            12/31/2004                26.15                   19.65                    23.59

     1/1/2005             3/31/2005                27.08                   20.51                    25.20
     4/1/2005             6/30/2005                27.00                   22.22                    23.33
     7/1/2005             9/30/2005                25.29                   18.57                    19.32
    10/1/2005            12/30/2005                25.03                   18.20                    22.32

     1/1/2006             3/31/2006                24.98                   21.06                    24.84
     4/1/2006             6/30/2006                32.66                   23.72                    29.86
     7/1/2006             9/29/2006                37.16                   25.62                    36.79
    10/1/2006            12/29/2006                44.28                   36.51                    43.61

     1/1/2007             3/31/2007                56.11                   41.80                    53.26
     4/1/2007             6/30/2007                69.40                   53.33                    68.74
     7/1/2007             9/30/2007                91.95                   59.50                    88.75
    10/1/2007            12/27/2007               120.67                   79.15                   116.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 ABB Ltd. (ADS)
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 6.55                    5.06                     5.98
     4/1/2004             6/30/2004                 6.39                    5.01                     5.55
     7/1/2004             9/30/2004                 6.22                    4.86                     6.12
    10/1/2004            12/31/2004                 6.73                    5.33                     5.66

     1/1/2005             3/31/2005                 6.55                    5.42                     6.20
     4/1/2005             6/30/2005                 7.10                    6.02                     6.47
     7/1/2005             9/30/2005                 7.73                    6.15                     7.36
    10/1/2005            12/30/2005                 9.85                    6.92                     9.72

     1/1/2006             3/31/2006                12.68                   10.01                    12.55
     4/1/2006             6/30/2006                14.85                   10.11                    12.96
     7/1/2006             9/29/2006                13.71                   11.29                    13.18
    10/1/2006            12/29/2006                18.03                   13.02                    17.98

     1/1/2007             3/31/2007                19.25                   15.94                    17.18
     4/1/2007             6/30/2007                22.79                   17.16                    22.60
     7/1/2007             9/30/2007                26.48                   20.42                    26.23
    10/1/2007            12/27/2007                32.08                   25.84                    28.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                  n/a                     n/a                      n/a
     4/1/2004             6/30/2004                  n/a                     n/a                      n/a
     7/1/2004             9/30/2004                23.6333                 12                       22.4
    10/1/2004            12/31/2004                28.1867                 17.9067                  27.0933

     1/1/2005             3/31/2005                31.1667                 23.1267                  26.04
     4/1/2005             6/30/2005                26.5                    21.0667                  25.32
     7/1/2005             9/30/2005                32.9733                 23.2733                  32.7533
    10/1/2005            12/30/2005                36.1667                 25.48                    35.1333

     1/1/2006             3/31/2006                49.4                    34.5867                  48.19
     4/1/2006             6/30/2006                60.71                   37.73                    50.5
     7/1/2006             9/29/2006                53.41                   38.56                    42.42
    10/1/2006            12/29/2006                52.12                   39.87                    51.76

     1/1/2007             3/31/2007                58.44                   44.63                    51.5
     4/1/2007             6/30/2007                73.19                   50.4                     70.78
     7/1/2007             9/30/2007                79.77                   56.7                     72.93
    10/1/2007            12/27/2007               104.36                   70.39                    99.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Freeport-McMoRan Copper & Gold Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                44.90                   35.09                    39.09
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.50
    10/1/2004            12/31/2004                42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.90                   35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005            12/30/2005                56.35                   43.41                    53.80

     1/1/2006             3/31/2006                65.00                   47.11                    59.77
     4/1/2006             6/30/2006                72.20                   43.10                    55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006            12/29/2006                63.70                   47.60                    55.73

     1/1/2007             3/31/2007                67.19                   48.85                    66.19
     4/1/2007             6/30/2007                85.50                   65.62                    82.82
     7/1/2007             9/30/2007               110.60                   67.07                   104.89
    10/1/2007            12/27/2007               120.20                   85.71                   103.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              J.C. Penney Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                34.94                   25.29                    34.78
     4/1/2004             6/30/2004                39.23                   31.10                    37.76
     7/1/2004             9/30/2004                41.50                   34.88                    35.28
    10/1/2004            12/31/2004                41.82                   34.03                    41.40

     1/1/2005             3/31/2005                53.44                   40.26                    51.92
     4/1/2005             6/30/2005                53.71                   43.80                    52.58
     7/1/2005             9/30/2005                57.99                   45.28                    47.42
    10/1/2005            12/30/2005                56.99                   44.16                    55.60

     1/1/2006             3/31/2006                63.14                   54.18                    60.41
     4/1/2006             6/30/2006                68.80                   57.43                    67.51
     7/1/2006             9/29/2006                69.49                   61.20                    68.39
    10/1/2006            12/29/2006                82.49                   67.60                    77.36

     1/1/2007             3/31/2007                87.18                   75.23                    82.16
     4/1/2007             6/30/2007                84.70                   69.10                    72.38
     7/1/2007             9/30/2007                76.99                   61.54                    63.37
    10/1/2007            12/27/2007                69.25                   39.98                    43.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Marathon Oil Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                18.16                   15.15                    16.84
     4/1/2004             6/30/2004                18.94                   16.00                    18.92
     7/1/2004             9/30/2004                20.80                   16.78                    20.64
    10/1/2004            12/31/2004                21.30                   18.01                    18.81

     1/1/2005             3/31/2005                24.66                   17.76                    23.46
     4/1/2005             6/30/2005                27.95                   21.75                    26.69
     7/1/2005             9/30/2005                36.34                   26.90                    34.47
    10/1/2005            12/30/2005                34.99                   27.71                    30.49

     1/1/2006             3/31/2006                39.68                   31.01                    38.09
     4/1/2006             6/30/2006                43.28                   34.69                    41.65
     7/1/2006             9/29/2006                46.64                   34.42                    38.45
    10/1/2006            12/29/2006                49.37                   35.33                    46.25

     1/1/2007             3/31/2007                51.74                   41.50                    49.42
     4/1/2007             6/30/2007                67.04                   49.00                    59.96
     7/1/2007             9/30/2007                65.21                   46.97                    57.02
    10/1/2007            12/27/2007                63.07                   51.99                    61.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Intuitive Surgical Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                19.48                   16.25                    16.97
     4/1/2004             6/30/2004                19.10                   15.08                    19.00
     7/1/2004             9/30/2004                28.25                   17.61                    24.75
    10/1/2004            12/31/2004                40.60                   21.12                    40.02

     1/1/2005             3/31/2005                49.43                   35.69                    45.47
     4/1/2005             6/30/2005                53.10                   40.15                    46.64
     7/1/2005             9/30/2005                79.42                   46.40                    73.29
    10/1/2005            12/30/2005               124.79                   63.77                   117.27

     1/1/2006             3/31/2006               139.50                   85.63                   118.00
     4/1/2006             6/30/2006               132.00                   97.08                   115.00
     7/1/2006             9/29/2006               123.88                   90.40                   105.45
    10/1/2006            12/29/2006               118.72                   93.92                    95.90

     1/1/2007             3/31/2007               125.00                   86.20                   121.57
     4/1/2007             6/30/2007               146.20                  120.54                   138.77
     7/1/2007             9/30/2007               235.40                  138.31                   230.00
    10/1/2007            12/27/2007               359.59                  229.70                   329.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NVIDIA Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 8.89                    6.88                     8.80
     4/1/2004             6/30/2004                 9.12                    6.43                     6.82
     7/1/2004             9/30/2004                 6.91                    3.10                     4.84
    10/1/2004            12/31/2004                 8.32                    4.36                     7.85

     1/1/2005             3/31/2005                 9.87                    6.82                     7.92
     4/1/2005             6/30/2005                 9.80                    6.97                     8.91
     7/1/2005             9/30/2005                11.53                    8.47                    11.43
    10/1/2005            12/30/2005                12.83                   10.17                    12.19

     1/1/2006             3/31/2006                19.41                   12.22                    19.09
     4/1/2006             6/30/2006                21.25                   12.75                    14.19
     7/1/2006             9/29/2006                20.83                   11.45                    19.73
    10/1/2006            12/29/2006                25.97                   18.45                    24.67

     1/1/2007             3/31/2007                25.01                   18.69                    19.19
     4/1/2007             6/30/2007                29.25                   18.85                    27.54
     7/1/2007             9/30/2007                37.20                   27.00                    36.24
    10/1/2007            12/27/2007                39.67                   29.11                    35.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research In Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                16.94                   11.02                    15.56
     4/1/2004             6/30/2004                23.09                   14.17                    22.82
     7/1/2004             9/30/2004                25.81                   17.42                    25.45
    10/1/2004            12/31/2004                34.52                   24.06                    27.47

     1/1/2005             3/31/2005                27.88                   20.09                    25.47
     4/1/2005             6/30/2005                28.18                   20.62                    24.60
     7/1/2005             9/30/2005                27.50                   22.37                    22.77
    10/1/2005            12/30/2005                23.15                   17.00                    22.00

     1/1/2006             3/31/2006                30.18                   20.95                    28.29
     4/1/2006             6/30/2006                29.37                   20.34                    23.26
     7/1/2006             9/29/2006                34.83                   20.71                    34.22
    10/1/2006            12/29/2006                47.55                   32.92                    42.59

     1/1/2007             3/31/2007                49.02                   39.92                    45.50
     4/1/2007             6/30/2007                66.86                   42.93                    66.66
     7/1/2007             9/30/2007               100.98                   61.54                    98.55
    10/1/2007            12/27/2007               137.01                   95.02                   117.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Belden Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                22.55                   18.75                    21.80
    10/1/2004            12/31/2004                24.48                   20.50                    23.20

     1/1/2005             3/31/2005                24.59                   18.93                    22.21
     4/1/2005             6/30/2005                23.41                   17.65                    21.20
     7/1/2005             9/30/2005                22.75                   19.08                    19.43
    10/1/2005            12/30/2005                26.00                   18.65                    24.43

     1/1/2006             3/31/2006                27.72                   23.92                    27.23
     4/1/2006             6/30/2006                33.55                   25.92                    33.05
     7/1/2006             9/29/2006                39.83                   28.45                    38.23
    10/1/2006            12/29/2006                41.70                   35.03                    39.09

     1/1/2007             3/31/2007                55.29                   37.16                    53.59
     4/1/2007             6/30/2007                59.61                   53.01                    55.35
     7/1/2007             9/30/2007                60.00                   41.40                    46.91
    10/1/2007            12/27/2007                59.48                   42.58                    45.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                BE Aerospace Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 7.71                    5.20                     6.72
     4/1/2004             6/30/2004                 8.00                    5.72                     7.58
     7/1/2004             9/30/2004                11.99                    6.32                     9.10
    10/1/2004            12/31/2004                11.98                    7.90                    11.64

     1/1/2005             3/31/2005                13.10                    9.30                    12.00
     4/1/2005             6/30/2005                16.48                   10.15                    15.63
     7/1/2005             9/30/2005                17.75                   14.05                    16.57
    10/1/2005            12/30/2005                22.46                   16.06                    22.00

     1/1/2006             3/31/2006                25.78                   20.25                    25.12
     4/1/2006             6/30/2006                29.60                   18.28                    22.86
     7/1/2006             9/29/2006                25.25                   17.64                    21.09
    10/1/2006            12/29/2006                27.77                   19.09                    25.68

     1/1/2007             3/31/2007                33.80                   25.56                    31.70
     4/1/2007             6/30/2007                41.65                   31.59                    41.30
     7/1/2007             9/30/2007                44.69                   32.20                    41.53
    10/1/2007            12/27/2007                54.09                   40.81                    52.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Chicago Bridge & Iron Co. N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                16.25                   12.25                    13.92
     4/1/2004             6/30/2004                15.18                   10.80                    13.93
     7/1/2004             9/30/2004                15.23                   13.25                    15.00
    10/1/2004            12/31/2004                20.56                   14.49                    20.00

     1/1/2005             3/31/2005                23.87                   17.83                    22.02
     4/1/2005             6/30/2005                25.25                   18.25                    22.86
     7/1/2005             9/30/2005                33.00                   22.83                    31.09
    10/1/2005            12/30/2005                32.75                   19.49                    25.21

     1/1/2006             3/31/2006                31.85                   19.60                    24.00
     4/1/2006             6/30/2006                27.50                   21.78                    24.15
     7/1/2006             9/29/2006                27.78                   22.75                    24.06
    10/1/2006            12/29/2006                29.75                   23.17                    27.34

     1/1/2007             3/31/2007                31.50                   25.79                    30.75
     4/1/2007             6/30/2007                40.19                   30.10                    37.74
     7/1/2007             9/30/2007                44.84                   30.00                    43.06
    10/1/2007            12/27/2007                62.35                   41.49                    61.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    KBR Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                27.63                   17.00                    26.16

     1/1/2007             3/31/2007                26.10                   19.66                    20.35
     4/1/2007             6/30/2007                29.34                   20.13                    26.23
     7/1/2007             9/30/2007                40.38                   26.31                    38.77
    10/1/2007            12/27/2007                45.24                   33.76                    39.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           National Oilwell Varco Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                15.54                   10.83                    14.14
     4/1/2004             6/30/2004                15.87                   12.71                    15.75
     7/1/2004             9/30/2004                17.24                   13.97                    16.43
    10/1/2004            12/31/2004                18.69                   15.77                    17.65

     1/1/2005             3/31/2005                25.25                   16.54                    23.35
     4/1/2005             6/30/2005                24.62                   19.64                    23.77
     7/1/2005             9/30/2005                34.17                   23.11                    32.90
    10/1/2005            12/30/2005                33.70                   26.58                    31.35

     1/1/2006             3/31/2006                38.80                   27.89                    32.06
     4/1/2006             6/30/2006                36.50                   28.16                    31.66
     7/1/2006             9/29/2006                34.33                   27.44                    29.28
    10/1/2006            12/29/2006                34.30                   25.81                    30.59

     1/1/2007             3/31/2007                39.64                   26.88                    38.90
     4/1/2007             6/30/2007                54.79                   38.28                    52.12
     7/1/2007             9/30/2007                75.05                   48.91                    72.25
    10/1/2007            12/27/2007                82                      61.05                    73.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Quanta Services Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 9.52                    6.50                     7.08
     4/1/2004             6/30/2004                 7.24                    4.83                     6.22
     7/1/2004             9/30/2004                 7.45                    5.27                     6.05
    10/1/2004            12/31/2004                 8.29                    5.70                     8.00

     1/1/2005             3/31/2005                 9.00                    7.18                     7.63
     4/1/2005             6/30/2005                 9.64                    7.50                     8.80
     7/1/2005             9/30/2005                13.14                    8.78                    12.76
    10/1/2005            12/30/2005                14.97                   10.91                    13.17

     1/1/2006             3/31/2006                16.09                   12.24                    16.02
     4/1/2006             6/30/2006                18.92                   14.47                    17.33
     7/1/2006             9/29/2006                18.02                   14.40                    16.86
    10/1/2006            12/29/2006                20.05                   16.32                    19.67

     1/1/2007             3/31/2007                26.04                   18.66                    25.22
     4/1/2007             6/30/2007                32.11                   25.27                    30.67
     7/1/2007             9/30/2007                32.58                   23.36                    26.45
    10/1/2007            12/27/2007                33.42                   23.58                    26.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Shaw Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                13.80                   10.33                    10.84
     4/1/2004             6/30/2004                13.33                    9.90                    10.13
     7/1/2004             9/30/2004                12.19                    8.89                    12.00
    10/1/2004            12/31/2004                17.95                   11.22                    17.85

     1/1/2005             3/31/2005                23.30                   15.43                    21.80
     4/1/2005             6/30/2005                22.37                   17.60                    21.51
     7/1/2005             9/30/2005                25.11                   16.14                    24.66
    10/1/2005            12/30/2005                31.75                   19.88                    29.09

     1/1/2006             3/31/2006                36.08                   27.83                    30.40
     4/1/2006             6/30/2006                34.00                   23.25                    27.80
     7/1/2006             9/29/2006                27.80                   19.55                    23.64
    10/1/2006            12/29/2006                35.73                   22.39                    33.50

     1/1/2007             3/31/2007                34.55                   28.60                    31.27
     4/1/2007             6/30/2007                46.38                   29.02                    46.29
     7/1/2007             9/30/2007                61.56                   40.12                    58.10
    10/1/2007            12/27/2007                77.30                   51.90                    59.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              American Express Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                48.14                   41.52                    45.39
     4/1/2004             6/30/2004                46.24                   41.42                    44.98
     7/1/2004             9/30/2004                45.32                   41.75                    45.05
    10/1/2004            12/31/2004                49.94                   44.52                    49.34

     1/1/2005             3/31/2005                50.80                   43.78                    44.97
     4/1/2005             6/30/2005                48.76                   43.34                    46.59
     7/1/2005             9/30/2005                52.08                   45.78                    50.28
    10/1/2005            12/30/2005                53.06                   46.59                    51.46

     1/1/2006             3/31/2006                55.00                   51.05                    52.55
     4/1/2006             6/30/2006                54.91                   50.92                    53.22
     7/1/2006             9/29/2006                56.19                   49.73                    56.08
    10/1/2006            12/29/2006                62.50                   55.00                    60.67

     1/1/2007             3/31/2007                61.90                   53.91                    56.40
     4/1/2007             6/30/2007                65.24                   55.34                    61.18
     7/1/2007             9/30/2007                65.89                   55.50                    59.37
    10/1/2007            12/27/2007                63.63                   50.37                    51.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                13.89                   10.00                    11.18
     4/1/2004             6/30/2004                13.19                   10.08                    13.06
     7/1/2004             9/30/2004                13.03                    9.29                    11.08
    10/1/2004            12/31/2004                12.96                   10.16                    11.77

     1/1/2005             3/31/2005                12.40                   10.61                    11.13
     4/1/2005             6/30/2005                17.08                   10.97                    16.62
     7/1/2005             9/30/2005                21.95                   16.03                    19.33
    10/1/2005            12/30/2005                21.62                   16.61                    19.66

     1/1/2006             3/31/2006                28.28                   19.35                    26.92
     4/1/2006             6/30/2006                29.61                   20.39                    24.19
     7/1/2006             9/29/2006                24.90                   17.50                    24.41
    10/1/2006            12/29/2006                25.57                   18.62                    18.71

     1/1/2007             3/31/2007                23.33                   18.12                    22.74
     4/1/2007             6/30/2007                26.67                   22.43                    25.55
     7/1/2007             9/30/2007                27.25                   21.47                    24.65
    10/1/2007            12/27/2007                26.80                   20.85                    23.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  QUALCOMM Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                33.49                   26.67                    33.15
     4/1/2004             6/30/2004                36.67                   30.90                    36.49
     7/1/2004             9/30/2004                41.17                   33.66                    39.04
    10/1/2004            12/31/2004                44.99                   37.77                    42.40

     1/1/2005             3/31/2005                43.71                   33.99                    36.63
     4/1/2005             6/30/2005                38.52                   32.08                    33.01
     7/1/2005             9/30/2005                45.05                   32.98                    44.75
    10/1/2005            12/30/2005                46.60                   39.02                    43.08

     1/1/2006             3/31/2006                51.75                   42.91                    50.61
     4/1/2006             6/30/2006                53.01                   38.54                    40.07
     7/1/2006             9/29/2006                39.72                   32.76                    36.35
    10/1/2006            12/29/2006                40.99                   34.10                    37.79

     1/1/2007             3/31/2007                44.12                   36.79                    42.66
     4/1/2007             6/30/2007                47.72                   40.98                    43.39
     7/1/2007             9/30/2007                45.58                   35.23                    42.26
    10/1/2007            12/27/2007                43.40                   36.60                    39.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                19.84                   16.45                    18.94
     4/1/2004             6/30/2004                22.20                   18.37                    21.75
     7/1/2004             9/30/2004                24.20                   21.03                    22.73
    10/1/2004            12/31/2004                32.13                   22.65                    31.18

     1/1/2005             3/31/2005                31.67                   24.57                    25.83
     4/1/2005             6/30/2005                28.45                   22.29                    25.83
     7/1/2005             9/30/2005                27.20                   23.01                    25.05
    10/1/2005            12/30/2005                32.46                   24.86                    30.01

     1/1/2006             3/31/2006                38.11                   29.90                    37.63
     4/1/2006             6/30/2006                39.88                   34.60                    37.76
     7/1/2006             9/29/2006                38.33                   28.72                    34.05
    10/1/2006            12/29/2006                40.01                   33.61                    35.42

     1/1/2007             3/31/2007                36.61                   28.86                    31.36
     4/1/2007             6/30/2007                32.30                   25.22                    26.24
     7/1/2007             9/30/2007                28.60                   25.63                    26.20
    10/1/2007            12/27/2007                26.92                   19.89                    20.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Moody's Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                35.50                   29.85                    35.40
     4/1/2004             6/30/2004                35.50                   30.87                    32.33
     7/1/2004             9/30/2004                37.21                   32.30                    36.63
    10/1/2004            12/31/2004                43.86                   35.70                    43.43

     1/1/2005             3/31/2005                44.53                   40.29                    40.43
     4/1/2005             6/30/2005                47.04                   39.55                    44.96
     7/1/2005             9/30/2005                51.89                   44.05                    51.08
    10/1/2005            12/30/2005                62.50                   49.28                    61.42

     1/1/2006             3/31/2006                71.95                   61.09                    71.46
     4/1/2006             6/30/2006                73.29                   49.77                    54.46
     7/1/2006             9/29/2006                65.84                   49.76                    65.38
    10/1/2006            12/29/2006                71.70                   60.60                    69.06

     1/1/2007             3/31/2007                76.09                   58.65                    62.06
     4/1/2007             6/30/2007                73.69                   59.91                    62.20
     7/1/2007             9/30/2007                63.70                   42.42                    50.40
    10/1/2007            12/27/2007                55.99                   35.05                    36.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                52.05                   47.99                    51.70
     4/1/2004             6/30/2004                52.88                   44.83                    46.50
     7/1/2004             9/30/2004                47.47                   42.99                    44.12
    10/1/2004            12/31/2004                49.06                   42.10                    48.18

     1/1/2005             3/31/2005                49.99                   44.05                    44.94
     4/1/2005             6/30/2005                48.14                   43.80                    46.23
     7/1/2005             9/30/2005                46.81                   42.91                    45.52
    10/1/2005            12/30/2005                49.76                   44.00                    48.53

     1/1/2006             3/31/2006                49.58                   44.81                    47.23
     4/1/2006             6/30/2006                50.72                   47.15                    48.25
     7/1/2006             9/29/2006                50.35                   46.22                    49.67
    10/1/2006            12/29/2006                57.00                   48.83                    55.70

     1/1/2007             3/31/2007                56.28                   48.05                    51.34
     4/1/2007             6/30/2007                55.55                   50.41                    51.29
     7/1/2007             9/30/2007                52.97                   44.66                    46.67
    10/1/2007            12/27/2007                48.95                   29.34                    29.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2007, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $30,181,000



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                December 27, 2007